SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 18, 2006
AARON RENTS, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

309 E. Paces Ferry Road, N.E.
Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 231-0011
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On May 18, 2006, Aaron Rents, Inc., in connection with its public offering of up to 4,600,000 shares of its common stock, par value $0.50 per share (the “Common Stock”), entered into an Underwriting Agreement with R. Charles Loudermilk, Sr. (the “Selling Shareholder”) and with SunTrust Capital Markets, Inc., Morgan Keegan & Company, Inc., Stifel Nicolaus & Company, Incorporated, Wachovia Capital Markets, LLC and BB&T Capital Markets, a division of Scott and Stringfellow, Inc., (the “Underwriting Agreement”), pursuant to which the Common Stock being offered and sold in the Company’s public offering shall be distributed. A copy of the Underwriting Agreement is attached as Exhibit 1.1.
ITEM 7.01. REGULATION FD DISCLOSURE
     Also on May 18, 2006, Aaron Rents, Inc. issued a press release to announce the pricing of its public offering of shares of its Common Stock. A copy of the press release is attached as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibit:

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of May 18, 2006, by and among the Company, R. Charles Loudermilk, Sr., as the selling shareholder, and SunTrust Capital Markets, Inc., Morgan Keegan & Company, Inc., Stifel Nicolaus & Company, Incorporated, Wachovia Capital Markets, LLC and BB&T Capital Markets, a division of Scott and Stringfellow, Inc.

99.1	Aaron Rents, Inc. press release dated May 18, 2006, announcing the pricing of the public offering of shares of the Company’s Common Stock (furnished pursuant to Item 7.01 of Form 8-K).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON RENTS, INC.
	By:	/s/ Robert P. Sinclair, Jr.
Robert P. Sinclair, Jr.
Date: May 18, 2006		Vice President and Corporate Controller